EXHIBIT 5.1

                                                        March 26, 2001



Myrient, Inc. (formerly LMKI, Inc.)
3355 Michelson Drive
Suite 1300
Irvine, CA  92612


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Myrient, Inc., formerly LMKI, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 5,000,000 shares of the common stock of the Company pursuant to the LMKI, Inc. Amended and Restated 1999 Stock Option Plan (the "Plan"), it is our opinion that such shares, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                         Very truly yours,

                                                         /S/ KRING & BROWN, LLP